As filed with the Securities and Exchange Commission on February 28, 2007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 23, 2007

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Gatehall Drive, Suite 110, Parsippany, New Jersey		07054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The disclosure under Item 2.03 of this report relating to the amended and restated credit agreement of B&G Foods, Inc. (“B&G Foods”) is incorporated in this Item 1.01 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

Effective as of February 25, 2007, Heritage Acquisition Corp. (“Heritage”) and 3208153 Nova Scotia Company (“Cream of Wheat Canada”), each an indirect wholly owned subsidiary of B&G Foods, closed on the acquisition of certain assets, including the Cream of Wheat and Cream of Rice brands, from Kraft Foods Global, Inc. (“Kraft Foods”) for the previously reported purchase price of $200 million in cash pursuant to an asset purchase agreement.  The purchase price is subject to a post-closing adjustment based upon inventory of the business at closing.  The purchased assets include certain intellectual property, business and customer information, contracts, inventory and equipment.  The asset purchase agreement contains customary representations, warranties, covenants and indemnification provisions.

Prior to the closing of the transaction, none of B&G Foods or any of its affiliates, or any director or officer of B&G Foods, or any associate of any such director or officer had any material relationship with Kraft Foods.  The terms of the asset purchase agreement, including the purchase price, were determined by arm’s-length negotiations between B&G Foods and Kraft Foods.  B&G Foods used the proceeds of an additional $205 million of term loan borrowings under its newly amended and restated credit facility (described more fully below in Item 2.03) to fund the acquisition and to pay related transaction fees and expenses.

A copy of the press release issued by B&G Foods to announce the closing of the acquisition of the Cream of Wheat and Cream of Rice brands is filed as Exhibit 99.1 to this report.

The asset purchase agreement, dated as of January 22, 2007, among Kraft Foods, Heritage (as successor in interest to COWC Acquisition Corp.), and B&G Foods was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the B&G Foods on January 25, 2007 to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the parties to the asset purchase agreement or the Cream of Wheat and Cream of Rice brands.  The asset purchase agreement contains representations and warranties that the parties to the asset purchase agreement made solely for the benefit of each other.  The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the asset purchase agreement.  In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and securities holders, and (iii) were made only as of the date of the asset purchase agreement or as of such other date or dates as may be specified in the asset purchase agreement.  Moreover, information concerning the subject matter of such representations and warranties may change after the date of the asset purchase agreement, which subsequent information may or may not be fully reflected in B&G Foods’ public disclosures.  Investors and securities holders are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

On February 23, 2007, in connection with the Cream of Wheat and Cream of Rice acquisition described in Item 2.01 above, B&G Foods entered into an amended and restated credit agreement, between B&G Foods, as borrower, the several lenders from time to time parties thereto, Lehman Brothers Inc. and Credit Suisse Securities (USA) LLC, as joint lead arrangers and joint bookrunners, Credit Suisse Securities (USA) LLC, as syndication agent and Lehman Commercial Paper Inc., as administrative agent.

On February 26, 2007, B&G Foods borrowed an additional $205 million in term loans under the amended and restated credit agreement in order to finance the Cream of Wheat and Cream of Rice acquisition and pay related transaction fees and expenses.  Immediately thereafter, there were $230 million in term loans outstanding under the amended and restated credit agreement.

The total amount of term and revolving loan commitments under the amended and restated credit agreement is $255 million.  As amended, our $25 million revolving credit facility, which currently remains undrawn, matures on January 10, 2011 and our $230 million term loan facility matures on February 26, 2013.  Interest under the revolving credit facility, including any outstanding letters of credit, is determined based on several alternative rates as stipulated in the revolving credit facility, including the base lending rate per annum plus an applicable margin, or LIBOR plus an applicable margin.  We pay a commitment fee of 0.50% per annum on the unused portion of the revolving credit facility.

Interest under the term loan facility is determined based on alternative rates as stipulated in the credit facility, including the base lending rate per annum plus an applicable margin of 1.00%, or LIBOR plus an applicable margin of 2.00%.  Effective as of February 26, 2007, we entered into a six year interest rate swap agreement in order to effectively fix at 7.09% the interest rate payable for $130 million of our $230 million of term loan borrowings.  As of February 26, 2007, the interest rate for the remaining $100 million of our term loan borrowings is 7.36% (based upon a three-month LIBOR contract expiring May 25, 2007).  The swap is designated as a cash flow hedge under the guidelines of Financial Accounting Standards Board (FASB) Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (SFAS No. 133).  The swap is in place through the life of the term loan, ending on February 26, 2013.  Changes in fair value of the swap will be recorded in accumulated other comprehensive loss on our consolidated balance sheet.

Our obligations under the amended and restated credit agreement are jointly and severally and fully and unconditionally guaranteed on a senior basis by all of our existing and future domestic subsidiaries.  In addition, our obligations under the amended and restated credit agreement are secured by substantially all of our and our subsidiaries’ assets except our and our subsidiaries’ real property.  The amended and restated credit agreement provides for mandatory prepayment based on asset dispositions and certain issuances of securities, as defined.  The amended and restated credit agreement contains covenants that restrict, among other things, our

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ability to incur additional indebtedness, pay dividends and create certain liens.  The amended and restated credit agreement also contains certain financial maintenance covenants, which, among other things, specify maximum capital expenditure limits, a minimum interest coverage ratio and a maximum senior and total leverage ratio, each ratio as defined.

Proceeds of the revolving credit facility are restricted to funding our working capital requirements, capital expenditures and acquisitions of companies in the same line of business as our company, subject to specified criteria.  The available borrowing capacity under our revolving credit facility, net of outstanding letters of credit of $0.7 million, is currently $24.3 million.  The maximum letter of credit capacity under the revolving credit facility is $10 million, with a fronting fee of 3% per annum for all outstanding letters of credit.

A copy of the amended and restated credit agreement is filed as Exhibit 10.1 to this report.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

B&G Foods intends to file financial statements of the business acquired for the periods specified in Rule 3-05(b) of Regulation S-X within the time period permitted by Item 9.01 of Form 8-K.

(b)           Pro Forma Financial Information.

B&G Foods intends to file the pro forma financial information required pursuant to Article 11 of Regulation S-X within the time period permitted by Item 9.01 of Form 8-K.

(d)           Exhibits.

2.1

Asset Purchase Agreement, dated as of January 22, 2007, among Heritage Acquisition Corp. (successor in interest to COWC Acquisition Corp.), B&G Foods, Inc. and Kraft Foods Global, Inc. (Filed as Exhibit 2.1 to B&G Foods’ Current Report on Form 8-K filed on January 25, 2007, and incorporated herein by reference)

10.1

Amended and Restated Credit Agreement, dated as of February 23, 2007, between B&G Foods, Inc., as Borrower, the Several Lenders from time to time parties thereto, Lehman Brothers Inc. and Credit Suisse Securities (USA) LLC, as Joint Lead Arrangers and Joint Bookrunners, Credit Suisse Securities (USA) LLC, as Syndication Agent and Lehman Commercial Paper Inc., as Administrative Agent.

99.1	Press Release dated February 26, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: February 28, 2007	By:	/s/ Robert C. Cantwell
Robert C. Cantwell Executive Vice President of Finance and Chief Financial Officer